Exhibit 10.13

May 19, 2016

Dear                   :

On May 5, 2016, the Board of Directors (the “Board”) of YETI Holdings, Inc., a Delaware corporation (the “Company”) declared a stock split (the “Stock Split”), pursuant to which each share of the Company’s common stock (the “Common Stock”) was automatically converted into 2,000 shares of Common Stock.  Following the Stock Split, on May 17, 2016, the Board of the Company approved a cash dividend in the amount of $2.20 per share payable to the holders as of May 17, 2016 of the Common Stock (the “Dividend”).

The Board has determined that, in connection with the Stock Split and the Dividend, an adjustment (the “Adjustment”) was required in respect of outstanding options to acquire shares of the Common Stock (“Options”) that were issued under the 2012 Equity and Performance Incentive Plan (the “Plan”).

Our records indicate that you hold Options pursuant to an Amended and Restated Nonqualified Stock Option Agreement, dated March 31, 2016, between you and the Company (the “Amended Option Agreement”).  The purpose of this letter is to notify you of the adjustments to your Options that were approved by the Board.  Note, the information in this letter only relates to any Options that you hold and does not include information with respect to any shares of the Common Stock held by you.  Words and phrases used herein with initial capital letters that are not defined herein shall have the meanings specified in your Amended Option Agreement.  The remaining provisions of your Amended Option Agreement will remain unchanged and in full force and effect.

The following chart contains a summary of the key terms of your Amended Option Agreement as of immediately prior to the Adjustment with respect to both the Stock Split and the Dividend.

Term	Prior to Adjustments
Outstanding Option Shares
Date of Grant
Option Price	$
Vested Option Shares
Unvested Option Shares
Vesting Schedule for Unvested Option Shares (subject to continued employment)

•                     Option Shares on earlier of July 31, 2017 or the first anniversary of the initial public offering of the Common Stock (the “Initial Vesting Date”)

•                     Option Shares on first anniversary of Initial Vesting Date

•                     Option Shares on second anniversary of Initial Vesting Date

The following chart details the Adjustment to your Options in connection with the Stock Split.  In connection with the Stock Split, (1) the number of Option Shares that remain outstanding shall be multiplied by 2,000; and (2) the Option Price shall be divided by 2,000, with such amount rounded up to the nearest cent.

Term	Prior to Adjustment for Stock Split	Following Adjustment for Stock Split
Outstanding Option Shares
Option Price	$	$

Following the Adjustment with respect to the Stock Split, in connection with the Dividend, the Adjustment to your Options will be in the aggregate amount of $2.20 per share and will be made as follows:

1.              The Option Price applicable to the Option Shares is hereby reduced by $2.20 per Option Share (the “Option Price Reduction”).  Following the Option Price Reduction, the Option Price is $     per share.

You acknowledge and agree that the Adjustment as described herein satisfies any obligation the Board or the Company may have under Section 7 of the Plan or Section 12 of the Amended Option Agreement to provide for any adjustment with respect to the Option Shares as a result of the Stock Split and the Dividend.  The Company (or its designee) shall have the right to deduct from any amounts payable hereunder any such taxes as are, in the reasonable opinion of the Company (or its designee), required to be withheld by the Company or such designee with respect to such payment.  You should consult with your personal tax advisor for information regarding your specific circumstances.

If you have any questions regarding the foregoing, please contact             at (   )    -    .  Please return a signed copy of this letter to           via email at           or by mail at: 5301 Southwest Parkway, Suite 200, Austin, Texas 78735 by May 27, 2016.  The Adjustment will not become effective until the Company receives your executed copy of this letter.

[SIGNATURES ON FOLLOWING PAGE]

Sincerely,

YETI Holdings, Inc.

By:
Name:
Title:

Acknowledged and Agreed to:

Dated: